Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	President & CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS 17.3% INCREASE IN NET INCOME ON 21.7% INCREASE IN SALES

 - EPS OF $0.33 vs. $0.29 FOR SECOND QUARTER ENDED JANUARY 31, 2011

LITTLE FALLS, New Jersey (March 9, 2011) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported a 17.3% increase in net income to $5,720,000, or $0.33 per diluted share, on a 21.7% increase in sales to a record $81,021,000 for the second quarter ended January 31, 2011. This compares with net income of $4,876,000, or $0.29 per diluted share, on sales of $66,587,000 for the second quarter ended January 31, 2010. For the six months ended January 31, 2011, the Company reported net income of $10,695,000, or $0.62 per diluted share, on an 11.2% increase in sales to $153,014,000. This compares with net income of $11,044,000, or $0.65 per diluted share, on sales of $137,582,000 for the six months ended January 31, 2010.

Andrew Krakauer, Cantel’s President and CEO stated, “We are very pleased to have delivered record sales and one of the strongest quarterly earnings in the Company’s history. These positive results confirm the continued success of our three prong approach to growth which includes investing in new product development, sales and marketing programs and acquisitions. All of these strategies positively affected the results this quarter.”

Krakauer added, “As in the first quarter, our Endoscope Reprocessing business had remarkable performance as sales increased by nearly 70%, driven by shipments of our two newest reprocessors, the Advantage® Plus and the DSD Edge, as well as disinfectants and sterilants, parts and service.  This accomplishment is a result of successful new product development, the effectiveness and quality of our sales and marketing teams, as well as improvements in hospital spending worldwide. Our Water Purification and Filtration segment had improved sales and operating income, partially aided by the results from the acquisition of Gambro’s United States water business completed in the first quarter. In our Healthcare Disposables segment, we showed modest core growth after adjusting for last year’s unusual sales derived from H1N1 flu preparedness. Furthermore, we acquired the sterilization monitoring business of ConFirm Monitoring Systems, Inc. on February 11, which brings a new dimension to our Healthcare Disposables product portfolio, adding sterilization monitoring services to our broad offering.”

The Company further reported that its balance sheet at January 31, 2011 included current assets of $100,985,000, including cash of $16,075,000, a current ratio of 1.6:1, debt of $27,500,000 and stockholders’ equity of $222,175,000.  Krakauer stated, “The Company has a strong balance sheet and continues to generate significant cash flow and EBITDA.  Our net debt position has been reduced during the quarter by 33%, or $5,621,000, to $11,425,000. EBITDAS for the quarter was $12,850,000.”

Cantel Medical Corp. (NYSE: CMN) is a leading provider of infection prevention and control products in the healthcare market. Our products include water purification equipment, sterilants, disinfectants and cleaners, specialized medical device reprocessing systems for endoscopy and renal dialysis, disposable infection control products primarily for the dental industry, dialysate concentrates and other dialysis supplies, hollow fiber membrane filtration and separation products for medical and non-medical applications, and specialty packaging for infectious and biological specimens. We also provide technical maintenance for our products and offer compliance training services for the transport of infectious and biological specimens.

The Company will hold a conference call to discuss the results for the second quarter ended January 31, 2011 on Wednesday, March 9, 2011 at 11:00 AM Eastern time. To participate in the conference call, dial 1-877-407-8033 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Wednesday, March 9, 2011 at 2:00 PM through midnight on May 9, 2011 by dialing 1-877-660-6853 and using passcode #286 and conference ID #368603.

The call will be simultaneously broadcast live over the Internet on vcall.com at http://www.investorcalendar.com/IC/CEPage.asp?ID=163652. A replay of the webcast will be available on Vcall for 90 days.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

2

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2011	2010	2011	2010

Net sales	$81,021	$66,587	$153,014	$137,582

Cost of sales	49,629	39,463	93,430	81,000

Gross profit	31,392	27,124	59,584	56,582

Expenses:
Selling	10,792	8,711	20,423	17,235
General and administrative	10,306	9,272	19,424	18,577
Research and development	1,435	1,157	3,064	2,422
Total operating expenses	22,533	19,140	42,911	38,234

Income before interest and income taxes	8,859	7,984	16,673	18,348

Interest expense	262	339	503	726
Interest income	(19)	(8)	(38)	(16)

Income before income taxes	8,616	7,653	16,208	17,638

Income taxes	2,896	2,777	5,513	6,594

Net income	$5,720	$4,876	$10,695	$11,044

Earnings per common share - diluted	$0.33	$0.29	$0.62	$0.65

Dividends per common share	$—	$0.05	$0.06	$0.05

Weighted average shares - diluted	17,341	16,983	17,168	16,885

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	January 31,	July 31,
	2011	2010
Assets
Current assets	$100,985	$94,731
Property and equipment, net	35,242	35,243
Intangible assets, net	39,068	32,717
Goodwill	128,765	116,783
Other assets	1,512	1,191
	$305,572	$280,665

Liabilities and stockholders’ equity
Current portion of long-term debt	$27,500	$10,000
Other current liabilities	36,426	30,984
Long-term debt	—	11,000
Other long-term liabilities	19,471	19,276
Stockholders’ equity	222,175	209,405
	$305,572	$280,665

SUPPLEMENTARY INFORMATION

Reconciliation of Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation Expense (“EBITDAS”)

The reconciliation of EBITDAS with net income for the three and six months ended January 31, 2011 and 2010,

respectively, is as follows (in thousands):

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2011	2010	2011	2010

Net income	$5,720	$4,876	$10,695	$11,044

Income taxes	2,896	2,777	5,513	6,594
Interest expense	262	339	503	726
Interest income	(19)	(8)	(38)	(16)
Depreciation	1,666	1,574	3,294	3,138
Amortization	1,406	1,294	2,725	2,572
(Gain) loss on disposal of fixed assets	2	227	(9)	227

EBITDA	11,933	11,079	22,683	24,285

Stock-based compensation expense	917	811	1,682	1,600

EBITDAS	$12,850	$11,890	$24,365	$25,885

EBITDAS is a measure of the Company’s performance that is not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). EBITDAS is a non-GAAP financial measure defined by the Company as income before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment, has on the Company’s net income. In particular, acquisitions have historically resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. Additionally, the Company regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and complements operating income, net income and other GAAP financial performance measures. Generally, a non-GAAP financial measure is a numerical measure of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.